                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock
             (Including the Associated Rights to Purchase Series A
                     Junior Participating Preferred Stock)

                                       OF

                               ADAC LABORATORIES

                                       AT

                              $18.50 NET PER SHARE

                                       BY

                    PHILIPS MEDICAL ACQUISITION CORPORATION
                          a wholly owned subsidiary of

                            PHILIPS HOLDING USA INC.
                          a wholly owned subsidiary of

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                     12:00 MIDNIGHT, NEW YORK CITY TIME, ON
           TUESDAY, DECEMBER 12, 2000, UNLESS THE OFFER IS EXTENDED.

                                                               November 14, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 14, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Philips Medical Acquisition Corporation, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Philips Holding USA Inc. ("Parent"), a Delaware corporation and a wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of the Netherlands ("Royal Philips"), to purchase all outstanding shares of common stock, no par value (the "Common Stock"), of ADAC Laboratories, a California corporation (the "Company"), together with the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of April 22, 1996, as amended (the "Rights Agreement"), between the Company and Chemical Mellon Shareholder Services, L.L.C. (the Common Stock and the Rights together being referred to herein as the "Shares"), at $18.50 per Share, net to the seller in cash (the "Common Stock Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

     1. The tender price is $18.50 per Share, net to the seller in cash without interest.

     2. The Offer is being made for all outstanding Shares.

     3. THE BOARD OF DIRECTORS OF THE COMPANY, BY UNANIMOUS VOTE OF THE DIRECTORS PRESENT AT A MEETING OF THE BOARD OF DIRECTORS HELD ON NOVEMBER 12, 2000, DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTEREST OF, THE SHAREHOLDERS OF THE COMPANY, APPROVED THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT, DATED AS OF NOVEMBER 12, 2000 BETWEEN MERGER SUB AND THE COMPANY (THE "STOCK OPTION AGREEMENT") AND APPROVED THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES IN THE OFFER.

     4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, December 12, 2000, unless the Offer is extended.

     5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn by the Expiration Date (as defined in the Offer to Purchase) a number of Shares that, when taken together with the Shares then owned directly or indirectly by Royal Philips and any subsidiary of Royal Philips represents at least 90% of the total Shares outstanding on a fully diluted basis, as calculated pursuant to the Merger Agreement (the "Minimum Condition"). In the event that more than 50% and less than 90% of the Shares then outstanding are tendered pursuant to the Offer and not withdrawn, Merger Sub will, under certain circumstances described in the Offer, either exercise the Top-Up Stock Option described in the Offer or reduce the number of Shares subject to the Offer to a number equal to 49.90% of the Shares then outstanding. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Section(s 1 and) 13 of the Offer to Purchase.

     6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to Citibank, N.A., as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

     7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary, at The Depository Trust Company, (ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Merger Sub, regardless of any extension of the Offer or any delay in making such payment.

     The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer will not be made to (and tenders will not be accepted from or on behalf of) tendering holders of Shares in any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any state statute.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               ADAC LABORATORIES

   (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK)

                                       BY

                    PHILIPS MEDICAL ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                            PHILIPS HOLDING USA INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated November 14, 2000, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Philips Medical Acquisition Corporation, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Philips Holding USA Inc. ("Parent"), a Delaware corporation and a wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of the Netherlands ("Royal Philips"), to purchase all outstanding shares of common stock, no par value (the "Common Stock"), of ADAC Laboratories, a California corporation (the "Company"), together with the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of April 22, 1996, as amended (the "Rights Agreement"), between the Company and Chemical Mellon Shareholder Services, L.L.C. (the Common Stock and the Rights together being referred to herein as the "Shares"), at $18.50 per Share, net to the seller in cash (the "Common Stock Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 14, 2000 and in the related Letter of Transmittal.

     This will instruct you to tender to Merger Sub the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares to Be Tendered:*                                                     SIGN HERE
 ----------------------------------------------------------   -----------------------------------------------------------
 Account No.: ----------------------------------------------                          Signature(s)
 Dated:                                                       -----------------------------------------------------------
 ------------------------------------------------------                              Print Name(s)
                                                              -----------------------------------------------------------
                                                                                      Address(es)
                                                              -----------------------------------------------------------
                                                                             Area Code and Telephone Number
                                                              -----------------------------------------------------------
                                                                      Tax Identification or Social Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.